UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 21, 2013

 Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

We held our 2013 Annual Meeting of Stockholders on May 21, 2013, at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, Rosemont, Illinois 60018.

At the meeting, stockholders voted on the following matters:

(1)

the election to the Board of the 10 nominees for director named in the proxy statement for the annual meeting;

(2)

approval of an amendment to the Company’s Employee Stock Purchase Plan increasing the number of shares available for issuance from 600,000 shares to 900,000 shares;

(3)

ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013;

(4)

a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); and

(5)

a stockholder proposal requiring executives to hold equity awards until retirement or terminating employment with the Company.

The results of this voting were as follows:

Election of Directors

	For	Against	Abstain	Broker Non-Vote
Mark C. Miller	67,358,848	1,523,682	58,240	6,357,517
Jack W. Schuler	61,705,906	7,175,462	59,402	6,357,517
Charles A. Alutto	67,670,260	1,209,443	61,067	6,357,517
Thomas D. Brown	67,903,618	977,093	60,059	6,357,517
Rod F. Dammeyer	66,879,285	2,000,906	60,579	6,357,517
William K. Hall	67,494,130	1,386,267	60,373	6,357,517
Jonathan T. Lord, M.D.	66,825,125	2,056,398	59,247	6,357,517
John Patience	66,999,305	1,882,060	59,405	6,357,517
Ronald G. Spaeth	67,095,134	1,784,378	61,258	6,357,517
Mike S. Zafirovski	67,981,384	896,443	62,943	6,357,517

Approval of Amendment to Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Vote
68,015,538	859,959	65,273	6,357,517

Ratification of Appointment of Ernst & Young LLP

For	Against	Abstain	Broker Non-Vote
74,052,455	1,205,552	40,280	--

Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
66,867,315	1,924,673	148,782	6,357,517

Stockholder Proposal on Equity Retention Policy

For	Against	Abstain	Broker Non-Vote
14,695,861	54,076,074	168,835	6,357,517

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2013	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer